Exhibit 99.1


                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]


IMMEDIATE RELEASE
February 28, 2006

        UNITED NATURAL FOODS REPORTS $0.26 DILUTED EPS, EXCLUDING SPECIAL ITEMS, AND $0.25 DILUTED EPS, INCLUDING SPECIAL ITEMS, ON RECORD
         REVENUES OF $601 MILLION FOR THE SECOND QUARTER OF FISCAL 2006


            Increases Guidance for Fiscal 2006 Revenues and Earnings

Dayville, Connecticut - February 28, 2006 -- United Natural Foods, Inc. (Nasdaq:
UNFI) (the "Company") today reported net income of $10.8 million, or $0.26 per diluted share, excluding special items, for the second quarter of fiscal 2006, ended January 28, 2006. Net income for the second quarter of fiscal 2006, including the effect of special items, was $10.6 million, or $0.25 per diluted share.

The Company reported revenues for the second quarter of fiscal 2006 of $601.1 million, an increase of $96.4 million, or 19%, from the $504.7 million recorded in the second quarter of fiscal 2005. Strong growth across all major sales channels of the wholesale segment contributed to the record sales.

In December 2004, the Financial Accounting Standards Board finalized FAS 123R, which requires all companies to expense share-based payments, including stock options, at fair value as of the beginning of the first annual reporting period that begins after June 15, 2005. As such, the Company began expensing stock options on August 1, 2005. The Company has adopted the modified prospective method allowed under FAS 123R. The charge to earnings during fiscal 2006 includes the impact of the vesting of stock options granted in prior years, because the expense is recognized over the vesting period of the options, which is typically four years. For the second quarter of fiscal 2006, share-based compensation negatively impacted earnings before taxes by $0.9 million or 16 basis points.

For the second quarter of fiscal 2006, net income, excluding the effect of special items, increased 14.3% to $10.8 million, or $0.26 per diluted share, compared to $9.4 million, or $0.23 per diluted share, excluding special items, for the second quarter of fiscal 2005. Special items in the second quarter of fiscal 2006 consisted of incremental and redundant costs incurred during the transition from our former warehouses and outside storage facility in Auburn, California into our new larger facility in Rocklin, California. Net income for the second quarter of fiscal 2006, including the effect of special items, increased 15.3% to $10.6 million, or $0.25 per diluted share, compared to $9.2 million, or $0.22 per diluted share, for the second quarter of fiscal 2005.

The following table details the non-GAAP measures for the second quarter of fiscal 2006:

---------------------------------------------------------------------------------------------------
Quarter Ended January 28, 2006                               Pretax                   Per diluted
(in thousands, except per share data)                        Income      Net of Tax      share
                                                             ------      ----------      -----
Income, excluding special items:                            $17,398       $10,787        $0.26

Special items - (Expense)
Rocklin, CA facility relocation costs (included in
operating expenses)                                            (251)         (156)       (0.00)
---------------------------------------------------------------------------------------------------
Income, including special items:                            $17,147       $10,631        $0.25*
===================================================================================================
    * Total reflects rounding

Certain labor costs associated with the closing of the Mounds View, Minnesota facility, which was completed in the second quarter of fiscal 2005, represented the special items for the second quarter of fiscal 2005.

The following table details the non-GAAP measures for the second quarter of fiscal 2005:

---------------------------------------------------------------------------------------------------
Quarter Ended January 31, 2005                               Pretax                   Per diluted
(in thousands, except per share data)                        Income      Net of Tax      share
                                                             ------      ----------      -----
Income, excluding special items:                            $15,474        $9,439       $0.23

Special items - (Expense)

Related to the closing of the Mounds View,
Minnesota facility (included in operating expenses)            (353)         (215)      (0.01)
---------------------------------------------------------------------------------------------------
Income, including special items:                            $15,121        $9,224       $0.22
===================================================================================================

All non-GAAP numbers have been adjusted to exclude special items. A reconciliation of specific adjustments to GAAP results for the quarters ended January 28, 2006 and January 31, 2005 is included in the financial tables shown above. A description of the Company's use of non-GAAP information is provided under "Non-GAAP Results" below.

Comments from Management
"We continued fiscal 2006 with record revenues for the quarter, and are pleased to report second quarter sales growth of 20.4% and comparable distribution sales growth of 18.7% based on comparable shipping days, excluding the two acquisitions made during fiscal 2005," said Michael Funk, Chief Executive Officer.

Mr. Funk added, "This quarter's strong performance demonstrates the effectiveness of our sales and operating strategies and our ability to capitalize on the continued strong consumer demand for natural and organic products. We remain focused on providing superior service to our entire customer base, and by supporting our customers and helping them grow their businesses, we continue to drive growth across all of our served channels of business. Looking ahead, our business metrics remain strong and our team of associates remains focused on achieving our long-term growth objectives. We also continue to focus on achieving increased efficiencies in our Greenwood, Indiana and Rocklin, California facilities that opened earlier this fiscal year, while maintaining the high service levels our customers have come to expect."

Raises Fiscal 2006 Earnings Guidance
The Company is raising its guidance for fiscal 2006, ending July 29, 2006, with projected revenues increasing to $2.38 to $2.42 billion, and projected earnings per share, excluding special items, increasing to a range of $1.05 - $1.10 per diluted share. Previously, the Company had announced revenue guidance from $2.25 to $2.35 billion and earnings per share guidance, excluding potential special items, from $1.03 - $1.08 per diluted share for the fiscal year. At this time, the Company is also narrowing the anticipated impact of share-based compensation expense to approximately $5.5 million to $6.8 million on a pre-tax basis, or $0.08 to $0.10 per diluted share after taxes. Previously, the Company had expected to incur approximately $6.0 million to $8.2 million of share-based compensation expense on a pre-tax basis, or $0.08 to $0.11 per diluted share after taxes, excluding potential special items.

Actual share-based compensation expenses recorded during the remainder of fiscal 2006 may fluctuate beyond the guidance provided based on various factors, such as additional equity awards granted to employees, changes in the Company's stock price, and actual results in comparison to the underlying assumptions used in estimating the fair value of share-based payments.

Historically, the Company has classified expenses related to distribution facility expansions and distribution facility relocations as special items. However, at this time the Company does not know the extent or significance of these items or whether the Company will in fact incur any additional special items in fiscal 2006. The Company's guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company. If any of these assumptions vary, the Company's guidance may change. There can be no assurance that the Company will achieve these results. A description of the Company's use of non-GAAP information is provided under "Non-GAAP Results" below.

Conference Call
Management will conduct a conference call and audio webcast at 11:00 a.m. EST on February 28, 2006 to review the Company's quarterly results, market trends and future outlook. The conference call dial-in number is (303) 262-2075. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the Internet at http://www.earnings.com or at the Investor Relations section of the Company's website at http://www.unfi.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available for 30 days.

About United Natural Foods
United Natural Foods, Inc. carries and distributes more than 40,000 products to more than 20,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. For more information on United Natural Foods, Inc., visit the Company's website at http://www.unfi.com.

                             Financial Tables Follow


AT THE COMPANY:                             FINANCIAL RELATIONS BOARD
--------------------------------------------------------------------------------
Mark Shamber                                Joseph Calabrese
Acting Chief Financial Officer              General Information
(860) 779-2800                              (212) 827-3772

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's quarterly report on Form 10-Q filed with the Commission on December 7, 2005, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

Non-GAAP Results: To supplement its financial statements presented on U.S. generally accepted accounting principles ("GAAP") basis, the Company uses non-GAAP additional measures of operating results, net income and earnings per share adjusted to exclude special charges. The Company believes that the use of these additional measures is appropriate to enhance an overall understanding of its past financial performance and also its prospects for the future as these special charges are not expected to be part of the Company's ongoing business. The adjustments to the Company's GAAP results are made with the intent of providing both management and investors with a more complete understanding of the underlying operational results and trends and its marketplace performance. For example, these adjusted non-GAAP results are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with GAAP. A comparison and reconciliation from non-GAAP to GAAP results is included in the tables within this release.

                           UNITED NATURAL FOODS, INC.
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                      (In thousands, except per share data)

                                                        Three months ended                 Six months ended
                                                   -----------------------------     -----------------------------
                                                    January 28,      January 31,      January 28,      January 31,
                                                        2006            2005             2006             2005
                                                   ------------     ------------     ------------     ------------

Net sales                                          $    601,082     $    504,710     $  1,176,722     $    982,252

Cost of sales                                           484,677          409,385          950,051          794,484
                                                   ------------     ------------     ------------     ------------
             Gross profit                               116,405           95,325          226,671          187,768
                                                   ------------     ------------     ------------     ------------

Operating expenses                                       96,057           78,577          191,570          153,173

Restructuring charge                                         --               --               --              170

Amortization of intangibles                                 142              172              286              314
                                                   ------------     ------------     ------------     ------------
             Total operating expenses                    96,199           78,749          191,856          153,657
                                                   ------------     ------------     ------------     ------------

             Operating income                            20,206           16,576           34,815           34,111
                                                   ------------     ------------     ------------     ------------

Other expense (income):
     Interest expense                                     3,195            1,577            5,562            3,010
     Other, net                                            (136)            (122)            (264)            (223)
                                                   ------------     ------------     ------------     ------------
             Total other expense                          3,059            1,455            5,298            2,787
                                                   ------------     ------------     ------------     ------------

             Income before income taxes                  17,147           15,121           29,517           31,324

Income taxes                                              6,516            5,897           11,216           12,216
                                                   ------------     ------------     ------------     ------------
             Net income                            $     10,631     $      9,224     $     18,301     $     19,108
                                                   ============     ============     ============     ============

Per share data (basic):

             Net income                            $       0.26     $       0.23     $       0.44     $       0.47
                                                   ============     ============     ============     ============

Weighted average basic shares of common stock            41,406           40,400           41,395           40,261
                                                   ============     ============     ============     ============

Per share data (diluted):

             Net income                            $       0.25     $       0.22     $       0.43     $       0.46
                                                   ============     ============     ============     ============

Weighted average diluted shares of common stock          41,952           41,495           42,076           41,369
                                                   ============     ============     ============     ============

                           UNITED NATURAL FOODS, INC.
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                                 (In thousands)

                                                                       January 28,       July 31,
                                                                          2006             2005
                                                                      ------------     ------------

ASSETS
Current assets:
    Cash and cash equivalents                                         $     26,608     $     12,615
    Accounts receivable, net                                               163,080          136,472
    Notes receivable, trade, net                                               972              877
    Inventories                                                            264,296          235,700
    Deferred income taxes                                                    7,419            7,419
    Prepaid expenses and other current assets                               14,259            9,811
                                                                      ------------     ------------
       Total current assets                                                476,634          402,894

Property & equipment, net                                                  164,566          167,909

Other assets:
    Goodwill                                                                74,610           73,808
    Notes receivable, trade, net                                             2,296            1,802
    Intangible assets, net                                                     246              307
    Other                                                                    6,249            4,538
                                                                      ------------     ------------

       Total assets                                                   $    724,601     $    651,258
                                                                      ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Notes payable                                                     $    161,002     $    123,574
    Accounts payable                                                       125,736          119,177
    Accrued expenses and other current liabilities                          39,858           34,915
    Current portion of long-term debt                                        5,592            5,843
                                                                      ------------     ------------
       Total current liabilities                                           332,188          283,509

  Long-term debt, excluding current portion                                 62,487           64,852
  Deferred income taxes                                                      7,118            6,904
  Other long-term liabilities                                                1,829              474
                                                                      ------------     ------------
       Total liabilities                                                   403,622          355,739
                                                                      ------------     ------------

Commitments and contingencies

Stockholders' equity:
    Preferred stock, $0.01 par value, authorized 5,000 shares
       at January 28, 2006 and July 31, 2005, respectively;
       none issued and outstanding                                              --               --
    Common stock, $0.01 par value, authorized 50,000 shares;
       41,890 issued and 41,661 outstanding shares at January 28,
       2006; 41,287 issued and outstanding shares at July 31, 2005             419              413
    Additional paid-in capital                                             133,167          120,354
    Unallocated shares of ESOP                                              (1,523)          (1,605)
    Accumulated other comprehensive income                                     350               --
    Retained earnings                                                      194,658          176,357
    Treasury stock, at cost, 229 and 0 shares at January 28, 2006
       and July 31, 2005, respectively                                      (6,092)              --
                                                                      ------------     ------------
       Total stockholders' equity                                          320,979          295,519
                                                                      ------------     ------------

Total liabilities and stockholders' equity                            $    724,601     $    651,258
                                                                      ============     ============

                           UNITED NATURAL FOODS, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (In thousands)

                                                                       Six months ended
                                                                 ---------------------------
                                                                  January 28,    January 31,
                                                                     2006           2005
                                                                 ---------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                         $ 18,301       $ 19,108
Adjustments to reconcile net income to net cash
  (used in) provided by operating activities:
    Depreciation and amortization                                     7,988          6,438
    Gains on disposals of property & equipment                          (30)           (12)
    Provision for doubtful accounts                                   1,600            998
    Share-based compensation                                          3,480             --
Changes in assets and liabilities, net of acquired companies:
    Accounts receivable                                             (28,333)       (31,408)
    Inventory                                                       (28,596)       (14,359)
    Prepaid expenses and other assets                                 1,970         (4,010)
    Notes receivable, trade                                            (589)          (353)
    Accounts payable                                                  6,518          5,756
    Accrued expenses and other current liabilities                    6,510           (181)
    Tax effect of stock options                                          --          5,193
                                                                 -------------------------
      Net cash used in operating activities                         (11,181)       (12,830)
                                                                 -------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                                (11,774)        (9,039)
Purchases of acquired businesses, net of cash acquired                 (575)        (6,168)
Proceeds from disposals of property and equipment                        43            114
                                                                 -------------------------
      Net cash used in investing activities                         (12,306)       (15,093)
                                                                 -------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under note payable                                    37,428         17,101
Proceeds from exercise of stock options                               7,713          6,061
Purchases of treasury stock                                          (6,092)            --
Repayments on long-term debt                                         (2,922)        (4,349)
Tax effect of stock options                                           1,626             --
Principal payments of capital lease obligations                        (273)          (325)
                                                                 -------------------------
     Net cash provided by financing activities                       37,480         18,488
                                                                 -------------------------

NET INCREASE (DECREASE) IN CASH                                      13,993         (9,435)
Cash at beginning of period                                          12,615         13,633
                                                                 -------------------------
Cash at end of period                                              $ 26,608       $  4,198
                                                                 =========================

Supplemental disclosures of cash flow information:
Cash paid during the period for:
     Interest, net of amounts capitalized                          $  5,167       $  3,067
                                                                 =========================
     Income taxes, net of refunds                                  $  8,749       $  6,062
                                                                 =========================